Exhibit 99.4

LEASE AGREEMENT

SUNLINK HEALTHCARE PROFESSIONAL PROPERTY, LLC

as Lessor

AND

PIEDMONT MOUNTAINSIDE HOSPITAL, INC.

as Lessee

Dated as of July 1, 2016

TABLE OF CONTENTS

ARTICLE I.		1
1.1	Leased Property; Term	1
ARTICLE II.		2
2.1	Definitions	2
ARTICLE III.		8
3.1	Rent	8
3.2	Additional Charges	9
3.3	Expense Reimbursement	9
3.4	Late Payment of Rent	9
3.5	Net Lease	10
ARTICLE IV.		10
4.1	Impositions	10
4.2	Utilities	11
4.3	Insurance	12
ARTICLE V.		12
5.1	No Abatement; Termination and Acceleration, etc.	12
ARTICLE VI.		12
6.1	Ownership of the Leased Property	12
6.2	Personal Property	13
ARTICLE VII.		13
7.1	Condition of the Leased Property	13
7.2	Use of the Leased Property	13
7.3	Lessor to Grant Easements, etc.	14
7.4	Signage	14
ARTICLE VIII.		14
8.1	Compliance with Legal and Insurance Requirements, Instruments, etc.	14
ARTICLE IX.		15
9.1	Maintenance and Repair	15
9.2	Encroachments, Restrictions, Mineral Leases, etc.	16
ARTICLE X.		16
10.1	Construction of Capital Additions to the Leased Property	16
10.2	Requests	17
ARTICLE XI.		18
11.1	Liens	18
ARTICLE XII.		18
12.1	Permitted Contests	18
ARTICLE XIII.		19
13.1	Lessee’s General Insurance Requirements	19
13.2	Replacement Cost	20
13.3	Additional Insurance	20
13.4	Waiver of Subrogation	20
13.5	Policy Requirements	20
13.6	Increase in Limits	21
13.7	Blanket Policies and Policies Covering Multiple Locations	21
13.8	No Separate Insurance	21

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ARTICLE XIV.		21
14.1	Insurance Proceeds	21
14.2	Insured Casualty	22
14.3	Uninsured Casualty	22
14.4	No Abatement of Rent	23
14.5	Waiver	23
ARTICLE XV.		23
15.1	Condemnation	23
ARTICLE XVI.		24
16.1	Events of Default	24
16.2	Certain Remedies	25
16.3	Damages	25
16.4	Application of Funds	26
16.5	Receiver	26
16.6	Waiver	26
ARTICLE XVII.		26
17.1	Lessor’s Right to Cure Lessee’s Default	26
ARTICLE XVIII.		27
18.1	Purchase of the Leased Property	27
ARTICLE XIX.		27
19.1	Renewal Terms	27
ARTICLE XX.		27
20.1	Holding Over	27
ARTICLE XXI.		28
21.1	Risk of Loss	28
ARTICLE XXII.		28
22.1	General Indemnification	28
ARTICLE XXIII.		29
23.1	Prohibitions	29
23.2	Consent	29
23.3	Assignment of Lessee’s Rights Against Sublessee Under a Sublease	30
23.4	Costs	30
23.5	No Release of Lessee’s Obligations	30
23.6	Transfers In Bankruptcy	31
ARTICLE XXIV.		31
24.1	Officer’s Certificates and Financial Statements	31
ARTICLE XXV.		32
25.1	Lessor’s Right to Inspect and Show the Leased Property	32
ARTICLE XXVI.		32
26.1	No Waiver	32
ARTICLE XXVII.		32
27.1	Remedies Cumulative	32
ARTICLE XXVIII.		32
28.1	Acceptance of Surrender	32
ARTICLE XXIX.		32
29.1	No Merger	32

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ARTICLE XXX.		33
30.1	Conveyance by Lessor	33
ARTICLE XXXI.		33
31.1	Quiet Enjoyment	33
ARTICLE XXXII.		33
32.1	Notices	33
ARTICLE XXXIII.		34
33.1	Appraiser	34
ARTICLE XXXIV.		34
34.1	Lessor May Grant Liens	34
34.2	Attornment	35
34.3	SNDA	35
ARTICLE XXXV.		35
35.1	Hazardous Substances	35
35.2	Notices	35
35.3	Remediation	35
35.4	Indemnity	36
35.5	Environmental Inspection	36
ARTICLE XXXVI.		36
36.1	Memorandum of Lease	36
ARTICLE XXXVII.		37
37.1	Attorneys’ Fees	37
ARTICLE XXXVIII.		37
38.1	Brokers	37
ARTICLE XXXIX.		37
39.1	Miscellaneous	37

EXHIBITS

Exhibit A	Real Property
Exhibit B	Rent Escalation

iii

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is dated as of July 1, 2016, and is between SunLink Healthcare Professional Property, LLC, a Georgia limited liability company (“Lessor”), and Piedmont Mountainside Hospital, Inc., a Georgia nonprofit corporation (“Lessee”).

W I T N E S S E T H:

WHEREAS, Lessor owns certain real property and improvements located at 822, 824 and 826 Industrial Boulevard in Ellijay, Georgia more particularly described in Exhibit A hereto and wishes to lease such property to Lessee and Lessee wishes to lease such property from Lessor, all on the terms and subject to the conditions herein provided;

WHEREAS, in consideration of the mutual covenants herein contained and for other real and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee desire to enter into this Lease Agreement to evidence the agreement between them with respect to the subject matter hereof;

NOW, THEREFORE, Lessor and Lessee agree as follows:

ARTICLE I.

1.1 Leased Property; Term

Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor all of Lessor’s rights and interest in and to the following (collectively the “Leased Property”):

(a) the real property described in Exhibit A attached hereto (collectively, the “Land”);

(b) all buildings (including the Buildings), structures, Fixtures and other improvements of every kind now or hereafter located on the Land including, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent Lessor has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures and Capital Additions (collectively, the “Leased Improvements”);

(c) all easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively, the “Related Rights”); and

(d) all equipment, machinery, fixtures, and other items of real property constituting fixtures, including all components thereof, now and hereafter located in, and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, permanently installed electrical, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”);

SUBJECT, HOWEVER, to the easements, encumbrances, covenants, conditions and restrictions (recorded and unrecorded) which affect the Leased Property and matters which would be revealed by a current survey and inspection of the Leased Property as of the Commencement Date or created thereafter as permitted hereunder (collectively, the “Permitted Encumbrances”).

to have and to hold for (1) a fixed term (the “Fixed Term”) commencing on the Commencement Date, as defined below, and ending at 11:59 p.m. on the expiration of the one hundred twentieth month after the Commencement Date, and (2) the Extended Terms provided for in Article XIX unless this Lease is earlier terminated as hereinafter provided.

ARTICLE II.

2.1 Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable; (iii) all references in this Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease; (iv) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases; and (v) the words “herein,” “hereof” and “hereunder” and other similar words refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

ACH: As defined in Article III.

Additional Charges: As defined in Article III.

Affiliate: Any Person which, directly or indirectly, controls or is controlled by or is under common control with any other Person. For purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests. When used with respect to any corporation, the term “Affiliate” shall also include any Person which owns, directly or indirectly, fifty percent (50%) or more of any class of security of such corporation.

Appraiser: As defined in Article XXXIII.

Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

Bankruptcy Code: The United Stated Bankruptcy Code (11 U.S.C. § 101 et seq.), and any successor statute or legislation thereto.

Base Rate: The interest rate most recently established and published by the Wall Street Journal as its prime interest rate. If the Wall Street Journal prime interest rate ceases to be available, Lessor will choose a new interest rate index based upon comparable information.

Base Rent: As defined in Article III.

BLS: Bureau of Labor Statistics, U.S. Department of Labor.

Building A: The approximately 38,446 square foot building currently located on the Land, and being commonly known as 822 Industrial Boulevard, Ellijay, Georgia 30540 (as same may be modified, renovated, repaired, or replaced pursuant to the terms of this Lease).

Building B: The approximately 4,416 square foot building currently located on the Land, and being commonly known as 824 Industrial Boulevard, Ellijay, Georgia 30540 (as same may be modified, renovated, repaired, or replaced pursuant to the terms of this Lease).

Building C: The approximately 1,300 square foot building currently located on the Land, and being commonly known as 826 Industrial Boulevard, Ellijay, Georgia 30540 (as same may be modified, renovated, repaired, or replaced pursuant to the terms of this Lease).

Buildings: Collectively, Building A, Building B, and Building C.

Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of Atlanta, Georgia are authorized, or obligated, by law or executive order, to close.

Capital Additions: The renovation of existing improvements on the Leased Property or one or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements, or the material expansion of existing improvements, which are constructed on any portion of the Land, during the Term.

Capital Addition Costs: The costs of any Capital Addition made to the Leased Property, including (i) all permit fees and other costs imposed by any governmental authority, the cost of site preparation, the cost of construction including materials and labor, the cost of supervision and related design, engineering and architectural services, the cost of any fixtures, and if and to the extent approved by Lessor, the cost of construction financing; (ii) fees paid to obtain necessary licenses and certificates; (iii) if and to the extent approved by Lessor in writing and in advance, the cost of any land contiguous to the Leased Property which is to become a part of the Leased Property purchased for the purpose of placing thereon the Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same; (iv) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction; (v) the cost of title insurance; (vi) reasonable fees and expenses of legal counsel to the extent agreed in advance by Lessee and Lessor; (vii) filing, registration and recording taxes and fees; (viii) documentary stamp and similar taxes; and (ix) all reasonable costs and expenses of Lessor and any Person which has committed to finance the Capital Addition, including (a) the reasonable fees and expenses of their respective legal counsel; (b) filing, registration and recording taxes and fees; (c) documentary stamp and similar taxes; (d) title insurance charges and appraisal fees; and (e) commitment fees charged by any Person advancing or offering to advance any portion of the financing for such Capital Addition.

Claim: As defined in Article XXII.

Code: The Internal Revenue Code of 1986, as amended.

Commencement Date: This Commencement Date shall begin at 12:01 AM on July 1, 2016.

Commercially Reasonable: The phrase “commercially reasonable,” whether capitalized or not and whether used to describe the actions of the Lessee, the Lessor or any other Person, means such action as would reasonably be taken by an owner of the affected property unencumbered by this Lease or any of the restrictions contained herein, having due regard to the costs and benefits of such action.

Condemnation: The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

Cost of Living Index: The Consumer Price Index for All Urban Consumers, U.S. City Average (1982-1984 = 100), published by the BLS, or such other renamed index. If the BLS changes the publication frequency of the Cost of Living Index so that a Cost of Living Index is not available to make a cost-of-living adjustment as specified herein, the cost-of-living adjustment shall be based on the percentage difference between the Cost of Living Index for the closest preceding month for which a Cost of Living Index is available and the Cost of Living Index for the comparison month as required by this Lease. If the BLS changes the base reference period for the Cost of Living Index from 1982-84 = 100, the cost-of-living adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS. If the BLS otherwise substantially revises, or ceases publication of the Cost of Living Index, then a substitute index for determining cost-of-living adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, as near as practicable to the Consumer Price Index, shall be reasonably selected in good faith by Lessor and approved by Lessee, such approval not to be unreasonably withheld or delayed.

County: Gilmer County, Georgia, the county in which the Leased Property is located.

CPI Increase: The percentage increase in (i) the Cost of Living Index published for the beginning of the first Quarter of each Lease Year, over (ii) the Cost of Living Index published for the beginning of the first Quarter of the immediately prior Lease Year.

CPI Multiplier: The sum of 1 plus a fraction, the numerator of which shall be equal to the change in the Cost of Living Index from January to December of the preceding calendar year, and the denominator of which shall be the Cost of Living Index for January of the preceding calendar year.

Date of Taking: The date the Condemnor has the right to possession of the property which is being condemned.

Environmental Costs: As defined in Article XXXV.

Environmental Laws: Environmental Laws shall mean any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees, judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, clean-up, transportation or regulation of any Hazardous Substance, including the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

Event of Default: As defined in Article XVI.

Extended Term(s): As defined in Article XIX.

Facility: Collectively, the Buildings.

Facility Mortgage: As defined in Article XIII.

Facility Mortgagee: As defined in Article XIII.

Fair Market Rental: The fair market rental value of the Leased Property, or applicable portion thereof, based upon the Fair Market Value, including any periodic increases therein, determined in accordance with the appraisal procedures set forth in Articles XXXIII.

Fair Market Value: The fair market value of the Leased Property, and all Capital Additions, determined in accordance with the appraisal procedures set forth in Article XXXIII. Fair Market Value shall be determined by assuming that the Leased Property is encumbered by this Lease. Further, in determining Fair Market Value the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance which will not be removed at or prior to the date as of which such Fair Market Value determination is being made shall be taken into account. The Leased Property shall be valued at its highest and best use which shall be presumed to be as a fully-permitted Facility operated in accordance with the provisions of this Lease. Fair market value of the Leased Property shall not include “going concern” or “business enterprise” value attributable to factors other than the highest and best use of the Leased Property. In addition, the following specific matters shall be factored in or out, as appropriate, in determining Fair Market Value: the negative value of (a) any failure to maintain or repair the Leased Property as required by this Lease, and (b) any other breach or failure of Lessee to perform or observe its obligations hereunder shall not be taken into account; rather, the Leased Property, and every part thereof, shall be deemed to be in the condition required by this Lease (i.e., good order and repair) and Lessee shall at all times be deemed to have operated the Facility in compliance with and to have performed all obligations of the Lessee under this Lease.

Fixed Term: As defined in Article I.

Fixtures: As defined in Article I.

GAAP: Generally accepted accounting principles.

General Liability Insurance: As defined in Article XIII.

Handling: As defined in Article XXXV.

Hazardous Substances: Collectively, any substance, material or waste regulated pursuant to any Environmental Law.

Impartial Appraiser: As defined in Article XIII.

Impositions: Collectively, all taxes, including capital stock, franchise and other state taxes of Lessor, ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes; assessments including assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term; ground rents; water, sewer and other utility levies and charges; excise tax levies; governmental fees of general application including license, permit, inspection, authorization and similar fees; and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in all cases, however, in respect of the Leased Property and/or the Rent and all interest and penalties thereon attributable to any failure in payment by Lessee which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lessor or Lessor’s interest in the Leased Property, (ii) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, that nothing contained in this Lease shall be construed to require Lessee to pay (a) any tax based on net income (whether denominated as a franchise or capital stock or other tax as a substitute for or in lieu of an income tax) or gross receipts (other than gross receipts taxes in the nature of sales, value added, use or similar taxes) imposed on Lessor or any other Person, (b) any transfer, or net revenue tax of Lessor or any other Person except Lessee and its successors, (c) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any interest in the Leased Property or the proceeds thereof, (d) any tax imposed on any principal or interest on any indebtedness on the Leased Property for which Lessor or any affiliate of Lessor is the obligor, or (e) any tax or imposition imposed on Lessor to the extent that such tax or other imposition results from the negligence or misconduct of Lessor or any affiliate of Lessor.

Insurance Requirements: The terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

Land: As defined in Article I.

Lease: As defined in the preamble.

Lease Year: Each period of twelve (12) full calendar months from and after the Commencement Date.

Leased Equipment; Leased Improvements; Leased Property: Each as defined in Article I.

Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws (including common law and Environmental Laws), rules, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions affecting and legally binding upon either the Leased Property and all Capital Additions or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property and all Capital Additions, (ii) adversely affect in any material respect the use and enjoyment thereof in Lessee’s business, or (iii) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance.

Lessee: As defined in the preamble.

Lessee’s Personal Property: The Personal Property of Lessee which may from time to time be located on the Leased Property and used in connection with the Facility.

Lessor: As defined in the preamble.

Officer’s Certificate: A certificate of Lessee signed by an officer authorized to so sign by its board of directors or by-laws.

Overdue Rate: On any date, a rate equal to Two Percent (2%) above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

Payment Date: Any due date for the payment of the installments of Base Rent or any other sums payable under this Lease.

Permitted Encumbrances: As defined in Article I.

Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

Personal Property: All machinery, furniture and equipment, including phone systems and computers, trade fixtures, inventory, supplies and other personal property used or useful in the use of the Leased Property for its Primary Intended Use, other than Fixtures and Leased Equipment.

Primary Intended Use: As to Building A, a medical office building and such other uses necessary or incidental to such use, or such other uses which have been approved by Lessor pursuant to Section 7.2.2. As to Building B, a community center and such other uses necessary or incidental to such use, or such other uses which have been approved by Lessor pursuant to Section 7.2.2. As to Building C, a physician lounge and storage for records, or such other uses necessary or incidental to such use, or such other uses which have been approved by Lessor pursuant to Section 7.2.2. As to the remainder of the Leased Property, such uses which have been approved by Lessor pursuant to Section 7.2.2.

Prime Rate: On any date, a rate equal to the annual rate on such date announced by the Wells Fargo Bank, National Association to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Wells Fargo Bank, National Association discontinues its use of such prime, base or reference rate or ceases to exist, Lessor shall designate the prime, base or reference rate of another state or federally chartered bank based in Atlanta, Georgia of comparable or greater size and standing to be used for the purpose of calculating the Prime Rate hereunder.

Quarter: During each Lease Year, the first three (3) calendar month period commencing on the first (1st) day of such Lease Year and each subsequent three (3) calendar month period within such Lease Year; provided, however, that the last Quarter during the Term may be a period of less than three (3) calendar months and shall end on the last day of the Term.

Related Rights: As defined in Article I.

Rent: Collectively, the Base Rent and Additional Charges.

Replacement Cost: As defined in Article XIII.

State: The State of Georgia.

Term: Collectively, the Fixed Term and any Extended Term(s), as the context may require, unless earlier terminated.

Transfer: As defined in Article XXIII.

Unsuitable for Its Primary Intended Use: A state or condition of the Facility, such that by reason of damage or destruction or Condemnation the Facility cannot, in the good faith reasonable opinion of Lessee, be operated on a commercially practicable basis for its Primary Intended Use.

ARTICLE III.

3.1 Rent. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset or deduction, the amounts set forth hereinafter as Base Rent during the Term. Payments of Base Rent shall be made by a prearranged payment deposit through the Electronic Automated Clearing House Network (“ACH”) initiated by Lessee to Lessor’s account at an ACH member bank on the first day of each calendar month or at such other place or to such other Person as Lessor from time to time may designate in writing.

3.1.1 Base Rent. Lessee shall pay to Lessor “Base Rent” monthly, in advance on or before the first (1st) day of each calendar month during the Term commencing with the Commencement Date of July 1, 2016. All Rent due hereunder for any fractional calendar month shall be prorated. The Base Rent shall initially be paid at the rate of Three Hundred Fifty Three Thousand Six Hundred Sixteen Dollars ($353,616.00) per Lease Year or Twenty Nine Thousand Four Hundred Sixty Eight Dollars ($29,468.00) per month. The first monthly payment of Rent shall be payable on the Commencement Date.

3.1.2 Rent Escalation: The Base Rent shall be adjusted upwards by 3% of the previous year’s rent each year on the anniversary of the Commencement Date in accordance with Exhibit B.

3.2 Additional Charges. In addition to the Base Rent, (i) Lessee shall also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease; and (ii) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (i) above, Lessee shall also promptly pay and discharge every fine, penalty, interest and cost which is validly imposed thereon for non-payment or late payment of such items (the items referred to in clauses (i) and (ii) above being referred to herein collectively as the “Additional Charges”).

3.3 Expense Reimbursement. On July 1, 2016, Lessee shall pay to Lessor as expense reimbursement Two Hundred Seventy-Five Thousand Dollars ($275,000).

3.4 Late Payment of Rent.

(a) LESSEE HEREBY ACKNOWLEDGES THAT LATE PAYMENT BY LESSEE TO LESSOR OF RENT MAY CAUSE LESSOR TO INCUR COSTS NOT CONTEMPLATED HEREUNDER, THE EXACT AMOUNT OF WHICH IS PRESENTLY ANTICIPATED TO BE EXTREMELY DIFFICULT TO ASCERTAIN. SUCH COSTS MAY INCLUDE PROCESSING AND ACCOUNTING CHARGES AND LATE CHARGES WHICH MAY BE IMPOSED ON LESSOR BY THE TERMS OF ANY LOAN AGREEMENT AND OTHER EXPENSES OF A SIMILAR OR DISSIMILAR NATURE. ACCORDINGLY, IF ANY INSTALLMENT OF RENT OTHER THAN ADDITIONAL CHARGES PAYABLE TO A PERSON OTHER THAN LESSOR SHALL NOT BE PAID WITHIN THREE (3) BUSINESS DAYS AFTER ITS DUE DATE, LESSEE WILL PAY LESSOR ON DEMAND A LATE CHARGE EQUAL TO THE LESSER OF (I) FIVE PERCENT (5%) OF THE AMOUNT OF SUCH INSTALLMENT OR (II) THE MAXIMUM AMOUNT PERMITTED BY LAW. THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT LESSOR WILL INCUR BY REASON OF LATE PAYMENT BY LESSEE. THE PARTIES FURTHER AGREE THAT SUCH LATE CHARGE IS RENT AND NOT INTEREST AND SUCH ASSESSMENT DOES NOT

CONSTITUTE A LENDER OR BORROWER/CREDITOR RELATIONSHIP BETWEEN LESSOR AND LESSEE. IN ADDITION, THE AMOUNT UNPAID, INCLUDING ANY LATE CHARGES, SHALL BEAR INTEREST AT THE OVERDUE RATE COMPOUNDED MONTHLY FROM THE DUE DATE OF SUCH INSTALLMENT TO THE DATE OF PAYMENT THEREOF, AND LESSEE SHALL PAY SUCH INTEREST TO LESSOR ON DEMAND. THE PAYMENT OF SUCH LATE CHARGE OR SUCH INTEREST SHALL NOT CONSTITUTE WAIVER OF, NOR EXCUSE OR CURE, ANY DEFAULT UNDER THIS LEASE, NOR PREVENT LESSOR FROM EXERCISING ANY OTHER RIGHTS AND REMEDIES AVAILABLE TO LESSOR.

(b) Lessee agrees that except with respect to late payments of Rent as to which the late charge specified in Section 3.4(a) is applicable, all late payments of Rent shall bear interest at the Overdue Rate compounded monthly from the due date of such installment to the date of payment thereof, and Lessee shall pay such interest to Lessor on demand.

3.5 Net Lease. This Lease is and is intended to be what is commonly referred to as a “net, net, net” or “triple net” lease. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor, before, gross receipts (other than gross receipts taxes in the nature of sales, value added use or similar tax), income or any other tax Lessee has not agreed to pay pursuant to Article IV, the full amount of the installments of Base Rent and Additional Charges throughout the Term.

ARTICLE IV.

4.1 Impositions.

4.1.1 Subject to Article XII relating to permitted contests, Lessee shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non- payment. Lessee shall make such payments directly to the taxing authorities where feasible, and promptly furnish to Lessor upon request copies of official receipts or other reasonable proof evidencing such payments. Subject to permitted contests, Lessee’s obligation to pay Impositions shall be fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Lessee may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.

4.1.2 Lessor shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to Lessor’s net income, gross receipts, franchise taxes, taxes on its capital stock or any other tax specific to real estate investment trusts or Lessor’s industry. Lessee shall prepare and file all other real estate, property, and all other material tax returns, and reports as may be required in respect of the Facility by Legal Requirements and Lessor will cooperate with Lessee to accommodate such filing.

4.1.3 Any refund due from any taxing authority in respect of any Imposition paid by Lessee shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing or, if an Event of Default shall have occurred and then be continuing, at such later time as such Event of Default shall no longer be continuing. Any other refund shall be paid over to or retained by Lessor.

4.1.4 Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. If any property covered by this Lease is classified as personal property for tax purposes, Lessee shall file all personal property tax returns in such jurisdictions where it must legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, shall provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns and to the extent practicable, Lessee shall be promptly provided with copies of any assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. Lessee shall file all real estate or property tax returns to the fullest extent permitted by law and Lessor will cooperate with Lessee to permit such filing. In no event shall Lessor file any personal or real property tax return prior to consulting with and considering in good faith any comments Lessee may make with respect to valuation thereof or any other relevant matter.

4.1.5 Lessee may, upon notice to Lessor, at Lessee’s option and at Lessee’s sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee’s expense as aforesaid, shall cooperate reasonably with Lessee in such protest, appeal, or other action but at no out-of-pocket cost or expense to Lessor. Billings for reimbursement by Lessee to Lessor of personal property or real property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property or real property with respect to which such payments are made.

4.1.6 Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor has knowledge. Lessor’s failure to give any such notice shall in no way diminish Lessee’s obligations hereunder to pay such Impositions but Lessee shall not be responsible for any penalties, interest or other amounts resulting from the failure of Lessor to give such notice.

4.1.7 Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination.

4.2 Utilities. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property and in any Capital Additions thereto. Lessee shall also pay or reimburse Lessor for all out-of-pocket costs and expenses of any kind whatsoever which at any time with respect to the Term hereof may be imposed against Lessor by reason of any of the covenants, conditions and/or restrictions affecting the Leased Property or any portion thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property, including any and all costs and expenses associated with any utility, drainage and parking easements.

4.3 Insurance. Lessee shall pay or cause to be paid all premiums for the insurance coverage required to be maintained by Lessee hereunder.

ARTICLE V.

5.1 No Abatement; Termination and Acceleration, etc.

5.1.1 No Abatement. Except as otherwise specifically provided in this Lease, Lessee shall remain bound by this Lease in accordance with its terms and shall not seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. Lessee hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or (b) which may entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default. Nothing in this Section shall prohibit Lessee from separately pursuing any claim that it may have against Lessor or any other person for any reason whatsoever or from seeking to recover any payment which was not due and payable in accordance with the terms hereof.

5.1.2 Termination and Acceleration of Rent. In the event that Lessee wishes to early terminate the Term of this Lease, Lessee may, at its option, terminate the Term commencing with the first day of the sixth Lease Year or on the first day of each Lease Year thereafter by paying to Lessor (i) the remainder of the Base Rent that would otherwise have been payable by Lessee had the Term continued through the one hundred twentieth (120th) month after the Commencement Date (or in the case of an Extended Term, through the end of such Extended Term) including the appropriate Rent Escalation (determined with reference to the escalation effective as of the date of such termination and acceleration) and (ii) all other amounts then owing by Lessee to Lessor and unpaid. Should Lessee at any time elect to exercise its foregoing option to early terminate the Term of this Lease and accelerate the Base Rent including appropriate Rent Escalation. Lessee shall give notice in writing to Lessor at least 180 days prior to the date of such termination. After receipt of any such notice, Lessor shall, without limiting the generality of the provisions of Section 25.1, have the right from time to time during usual business hours to enter into and show the Leased Property to prospective lessees, purchasers and/or assignees.

ARTICLE VI.

6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the rights, granted hereunder and as provided by law, including without limitation, the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease. If upon expiration of the Term, the Leased Property does not comply with Section 9.1.4., Lessee shall, to the extent required by such Section at its expense, restore the Leased Property to the condition specified therein.

6.2 Personal Property. During the Term, Lessee may at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee’s Personal Property and replacements thereof which shall be the property of and owned by Lessee.

ARTICLE VII.

7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and accepts the same as satisfactory for its purposes hereunder. Regardless, however, of any examination or inspection made by Lessee and whether or not any patent or latent defect or condition was revealed or discovered thereby, Lessee is leasing the Leased Property “as is” in its present condition. Lessee waives any claim or action against Lessor in respect of the present condition of the Leased Property including any defects or adverse conditions not discovered or otherwise known by Lessee as of the date hereof. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, IT BEING AGREED THAT DURING THE TERM ALL SUCH RISKS, LATENT OR PATENT, (EXCEPT ANY SUCH RESULTING FROM THE ACTIONS, NEGLIGENCE, MISCONDUCT OR BREACH OF THIS LEASE BY LESSOR) ARE TO BE BORNE SOLELY BY LESSEE INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS TO THE EXTENT ARISING FROM ACTS OR EVENTS OCCURRING DURING THE TERM OF THIS LEASE.

7.2 Use of the Leased Property

7.2.1 Lessee covenants that it will obtain and maintain all authorization and approvals needed to use and operate the Leased Property and the Facility for the Primary Intended Use and any other use conducted on the Leased Property as may be permitted from time to time hereunder in accordance with Legal Requirements including applicable licenses, provider agreements, permits, and Medicare certification.

7.2.2 Lessee shall use or cause to be used the Leased Property and the improvements thereon for its Primary Intended Use. If it becomes economically infeasible to operate the Facility for such initial Primary Intended Use, then Lessee may use the Facility for other health care related uses, provided, however, that Lessee must first obtain the written consent of Lessor, which consent shall not be unreasonably withheld. In deciding whether to give or withhold such consent, Lessor may consider, among other things, the impact of such proposed use or uses on the Fair Market Value of the Leased Property. All other uses of the Facility (i.e., non health care related uses) shall be permitted only with the prior written consent of Lessor, which consent shall be at the sole discretion of Lessor. Any use or uses approved by Lessor under this Section 7.2.2 shall be deemed, collectively, the Primary Intended Use.

7.2.3 Lessee shall not commit or suffer to be committed any waste on the Leased Property or any Capital Addition thereto or cause or permit any nuisance thereon.

7.2.4 Lessee shall neither suffer nor permit the Leased Property or any portion thereof or any Capital Addition thereto, or Lessee’s Personal Property, to be used in such a manner as would in any material respect (i) reasonably tend to impair Lessor’s title thereto or to any portion thereof or (ii) make possible a claim of adverse use or possession, or an implied dedication of the Leased Property or any portion thereof or any Capital Addition thereto.

7.3 Lessor to Grant Easements, etc. Lessor shall, from time to time so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee’s cost and expense, but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants, conditions and restrictions affecting the Leased Property; and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers to the extent of its interest in the Leased Property, but only upon delivery to Lessor of an Officer’s Certificate stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property. Lessee shall reimburse Lessor for any reasonable out-of-pocket expenses incurred by Lessor in connection with such granting, releasing, dedicating, transferring or executing easements, petitions, transfers, amendments or instruments.

7.4 Signage. Lessee shall have the right, at its expense, to erect its signs (i) identifying it on the exterior of the Leased Property subject to Lessor’s prior written approval, not to be unreasonably withheld, and (ii) when necessary for way-finding, in the interior of the Leased Property, at street entrances, and in parking lots as necessary in such parking lots to direct suppliers and patients to the Leased Property.

ARTICLE VIII.

8.1 Compliance with Legal and Insurance Requirements, Instruments, etc. Subject to Article XII regarding permitted contests, Lessee, at its expense, shall take such commercially reasonable steps as are necessary to (i) comply with all Legal Requirements and Insurance Requirements regarding the use, operation, maintenance, repair and restoration of the Leased Property, Lessee’s Personal Property and all Capital Additions whether or not compliance therewith may require structural changes in any of the Leased Improvements or Capital Additions and (ii) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for the use of the Leased Property, Lessee’s Personal Property and all Capital Additions for the Primary Intended Use and any other material use of the Leased Property, Lessee’s Personal Property and all Capital Additions then being made, and for the proper erection, installation, operation and maintenance of all material components of the Leased Property and all Capital Additions , except for any compliance, procurance, or maintenance as would not materially adversely affect the Leased Property, the financial condition of Lessee or Lessee’s ability to perform its obligations hereunder. After the occurrence of an Event of Default and during the continuance thereof, Lessor may, but shall not be obligated to, and upon reasonable prior notice, enter upon the Leased Property and all Capital Additions thereto and take such reasonable actions and incur such reasonable costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased Property and Capital Additions thereto, and Lessee shall reimburse Lessor for all out- of-pocket costs and expenses reasonably incurred by Lessor in connection with such actions. Lessee covenants and agrees that the Leased Property, Lessee’s Personal Property and all Capital Additions shall not be used for any unlawful purpose.

ARTICLE IX.

9.1 Maintenance and Repair

9.1.1 Lessee, at its expense, shall take commercially reasonable steps to maintain the Leased Property, and every portion thereof, Lessee’s Personal Property and all Capital Additions, and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and which are under Lessee’s control in good order and repair, ordinary wear and tear excepted. Lessee shall, at its sole cost and expense, and with Lessor’s prior written consent, replace the Leased Equipment as and when Lessee, in the exercise of its reasonable business judgment, deems necessary. Such replacement shall not become a part of the Leased Equipment, but shall be owned by Lessee and shall become a part of Lessee’s Personal Property.

9.1.2 During the Term, Lessor shall not under any circumstances be required to (i) build or rebuild any improvements on the Leased Property; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

9.1.3 Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property, except for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof or any Capital Addition thereto; or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property, except as and to the extent permitted in Section 10.1, in such fashion as would permit the making of any claim against Lessor in respect thereof, subject to the provisions of this Article IX and of Articles X, XIV and XV, or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof or any Capital Addition thereto.

9.1.4 Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee shall, upon the expiration or earlier termination of the Term,

vacate and surrender the Leased Property, and all Capital Additions to Lessor in the condition in which the Leased Property was originally received from Lessor and Lessee’s Personal Property and Capital Additions were originally introduced to the Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear.

9.2 Encroachments, Restrictions, Mineral Leases, etc. Except for Permitted Encumbrances, if any of the Leased Improvements or Capital Additions shall, at any time, encroach upon any property, street or right of way, or shall violate any restrictive covenant or other agreement affecting the Leased Property, or any part thereof or any Capital Addition thereto, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any Capital Addition thereto is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of any Person affected by any such encroachment, violation or impairment, or of Lessor if such encroachment, violation or impairment is not reflected in Lessor’s title policy or survey of the Facility, Lessee, at its sole cost and expense, but subject to its right to contest the existence of any such encroachment, violation or impairment, shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee; or (ii) make such changes in the Leased Improvements and any Capital Addition thereto, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements or any Capital Addition thereto, and in any event take all such actions as may be commercially reasonable in order to be able to continue the operation of the Leased Improvements and any Capital Addition thereto for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements and Capital Additions were operated prior to the assertion of such encroachment, violation or impairment. Lessee’s obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Lessor for any damages incurred by any such encroachment, violation or impairment, Lessee shall be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance.

ARTICLE X.

10.1 Construction of Capital Additions to the Leased Property. Without the prior written consent of Lessor, which consent may not be unreasonably withheld or delayed, Lessee shall make no Capital Additions on or structural alterations to the Leased Property, provided however that Lessee may make alterations or additions to the interior of the property without Lessor’s consent if the construction or installation costs of the alterations do not exceed twenty-five thousand dollars ($25,000) in which event Lessee shall provide Lessor with written description in reasonable detail of the nature and extent of such alterations or additions promptly after completion thereof. All Capital Additions constituting real property or fixtures shall automatically become Leased Property (i.e., the property of the Lessor) and subject to this Lease.

10.2 Requests. If Lessee desires to make a Capital Addition, Lessee shall submit to Lessor in reasonable detail a general description of the proposal, the projected cost of construction and such other information concerning the proposal as Lessor may reasonably request. Such description shall indicate the use or uses to which such Capital Addition will be put and the estimated impact, if any, on current and forecasted gross revenues operating income attributable thereto and the Fair Market Value of the Leased Property. In addition to considering the foregoing, it shall be reasonable for Lessor to condition its approval of any Capital Addition upon any or all of the following terms and conditions:

(a) Such construction shall be effected pursuant to detailed plans and specifications reasonably satisfactory to Lessor;

(b) Such construction shall be conducted under the supervision of a licensed architect or engineer selected by Lessee and reasonably satisfactory to Lessor;

(c) Lessee shall have procured or caused to be procured a performance and payment bond for the full value of such construction, which such bond shall name Lessor as an additional obligee and otherwise be in form and substance and issued by a Person reasonably satisfactory to Lessor;

(d) Such construction shall not be commenced until Lessee shall have procured and paid for all municipal and other governmental permits and authorizations required therefor, and Lessor shall join in the application for such permits or authorizations whenever such action is necessary; provided, however, that (i) any such joinder shall be at no out-of-pocket cost or expense to Lessor; and (ii) any plans required to be filed in connection with any such application which require the approval of Lessor as hereinabove provided shall have been so approved by Lessor;

(e) Such construction shall not, and Lessee’s licensed architect or engineer shall certify to Lessor that such construction shall not, impair in any material respect the structural strength of any component of the Facility or overburden the electrical, water, plumbing, HVAC or other building systems of any such component;

(f) Lessee’s licensed architect or engineer shall certify to Lessor that the detailed plans and specifications conform to and comply in all material respects with all applicable building, subdivision and zoning codes, laws, ordinances and regulations imposed by all governmental authorities having jurisdiction over the Leased Property;

(g) Such construction shall, when completed, be of such a character as not to decrease in any material respect the value of the Leased Property as it was immediately before such Capital Addition;

(h) During and following completion of such construction, the parking which is located in the Facility or on the Land shall remain adequate for the operation of the Facility for its Primary Intended Use and in no event shall such parking be less than that which was or is required by law or which was located in the Facility or on the Land prior to such construction; provided, however, with Lessor’s prior consent, which shall not be unreasonably withheld or delayed, and at no additional out-of-pocket expense to Lessor,

(i) to the extent additional parking is not already a part of a Capital Addition, Lessee may construct additional parking on the Land; or (ii) Lessee may acquire off-site parking to serve the Facility as long as such parking shall be permanently dedicated to, or otherwise made available so to serve, the Facility;

(i) All work done in connection with such construction shall be done promptly as practicable and in a good and workmanlike manner using good materials and in all material respects in conformity with applicable Legal Requirements; and

(j) Promptly following the completion of such construction, Lessee shall deliver to Lessor “as built” drawings of such addition, certified as accurate by the licensed architect or engineer selected by Lessee to supervise such work, and copies of any new or revised Certificates of Occupancy.

ARTICLE XI.

11.1 Liens. Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim of record upon the Leased Property or any Capital Addition thereto or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease; (ii) the matters that existed as of the Commencement Date; (iii) Permitted Encumbrances or any easements granted pursuant to the provisions of Section 7.3; (iv) liens for Impositions which Lessee is not required to pay hereunder; (v) subleases permitted by Article XXIII; (vi) liens for Impositions not yet delinquent; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for amounts not yet due; and (viii) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXIV or which arise by, through or under Lessor.

ARTICLE XII.

12.1 Permitted Contests. Lessee, upon prior written notice to Lessor, on its own or in Lessor’s name, at Lessee’s expense, may contest, by appropriate legal proceedings or procedures conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, tax, charge or claim; provided, however, that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, tax, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property or any Capital Addition thereto; (ii) neither the Leased Property or any Capital Addition thereto, the Rent therefrom nor any material part or interest in either thereof would be reasonably likely to be sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Lessor nor Lessee would be reasonably likely to be subjected to criminal liability or reasonably likely to be subjected to civil liability for failure to comply therewith pending the outcome of such proceedings; (iv) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained; and (v) if such contest be finally resolved against Lessor or Lessee, Lessee shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement.

Lessor, at Lessee’s expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest , and if reasonably requested by Lessee or if Lessor so desires, Lessor shall, at Lessor’s sole cost and expense, join as a party therein. The provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Base Rent, but Lessee may contest the computation of any other amount payable by Lessee to Lessor hereunder.

ARTICLE XIII.

13.1 Lessee’s General Insurance Requirements. During the Term, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property, including Capital Additions, the Fixtures and the Personal Property, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located. The General Liability Policy (as defined in Section 13.1.4) shall name Lessor and any Facility Mortgagee as “additional insureds.” Losses of the type to be covered by the insurance required to maintained pursuant to Sections 13.1.1 and 13.1.3 shall be payable to Lessor as provided in Article XIV or, if a Facility Mortgage then exists, to the Facility Mortgagee, in each case by way of a standard form of mortgagee’s loss payable endorsement and any loss adjustment involving insurance proceeds of such insurance in excess of $50,000 (as adjusted by CPI Increases) shall require the written consent of Lessor, Lessee, and each Facility Mortgagee. Any such Loss adjustments not in excess of $50,000 (as adjusted by CPI Increases) shall be adjusted by and paid directly to Lessee for application as herein provided. Evidence of insurance shall be deposited with Lessor and, if requested, with any holder of any mortgage, deed of trust or other security agreement (“Facility Mortgagee”) permitted hereby securing any indebtedness or any other encumbrance placed on the Leased Property in accordance with the provisions of Article XXXIV (“Facility Mortgage”). The policies shall insure against the following risks:

13.1.1 Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as special form perils, earthquake (including earth movement), sinkhole and windstorm in an amount not less than the insurable value on a replacement cost basis (as defined below in Section 13.2) and including a building ordinance coverage endorsement.

13.1.2 Commercial property insurance covering Lessee’s personal property located within the Premises. Property coverage shall be on a full replacement cost basis and Lessee shall be responsible for all deductibles;

13.1.3 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in such limits with respect to any one accident as may be reasonably requested by Lessor from time to time;

13.1.4 Claims for bodily injury or property damage under a policy of commercial general liability insurance with amounts not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit and Two Million No/100 Dollars ($2,000,000.00) in the annual aggregate (the “General Liability Insurance”);

13.1.5 A Commercial umbrella or excess coverage insurance policy with minimum limits of Five Million No/100 Dollars ($5,000,000.00); and

13.1.6 A workers compensation insurance policy in accordance with statutory minimum requirements and an employer’s liability insurance policy with a minimum limit of One Million and No/100 Dollars ($1,000,000.00).

13.2 Replacement Cost. The term “replacement cost” shall mean the replacement cost of the insured property from time to time with materials and workmanship of like kind and quality having due regard to the age of the Leased Property. If either party, or any Facility Mortgagee, believes that the replacement cost has increased or decreased at any time during the Term, it shall have the right to have such replacement cost redetermined by an impartial national insurance company reasonably acceptable to Lessor, Lessee and any Facility Mortgagee (the “impartial appraiser”) but not more frequently than one time per year. If Lessor or Lessee is the party desiring to have the replacement cost so redetermined, such party shall forthwith, on receipt of such determination by the impartial appraiser, give written notice thereof to the other party hereto and to any Facility Mortgagee. The determination of the impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase or, subject to consent by any Facility Mortgagee, decrease, the amount of the insurance carried pursuant to this Article to the amount so determined by the impartial appraiser. The party requesting such redetermination if other than any Facility Mortgagee shall pay the fee, if any, of the impartial appraiser except that if any Facility Mortgagee requests such redetermination, Lessor shall pay such fee. If Lessee has made improvements to the Leased Property, Lessor or any Facility Mortgagee may, at Lessor’s expense, have the replacement cost redetermined at any time after such improvements are made, regardless of when the replacement cost was last determined.

13.3 Additional Insurance. In addition to the insurance described above, Lessee will maintain any other coverage required by Legal Requirements for all Persons employed by Lessee on the Leased Property and any Capital Addition thereto in accordance with Legal Requirements.

13.4 Waiver of Subrogation. All insurance policies carried by either party covering the Leased Property and any Capital Addition thereto and Lessee’s Personal Property including contents, fire and casualty insurance, shall, to the extent reasonably obtainable and without increase in premium, expressly waive any right of subrogation on the part of the insurer against the other party. Each party waives any claims it has against the other party hereunder or otherwise to the extent such claim is covered by insurance.

13.5 Policy Requirements. All of the policies of insurance referred to in this Article shall be written in customary market form and by insurance companies with one of the three highest policyholder ratings and financial ratings in the most recent version of Best’s Key Rating Guide; provided, however, that notwithstanding the foregoing, the property insurance policy or policies required to be maintained by Lessee pursuant to Sections 13.1.1 and 13.1.3 with respect to the Leased Property shall be written with a rating of at least A-XII. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and with respect to any renewal policy, at least five (5) Business Days prior to the expiration of the existing policy). In the event of the failure of Lessee either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor and any Facility Mortgagee, at the times required. If Lessee shall fail to maintain insurance substantially in the amounts and at the times herein required, after reasonable prior notice to Lessee in writing, be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Overdue Rate, shall be repayable to Lessor upon demand therefor. Each insurer shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty (30) days’ written notice before the policy or policies in question shall be altered in any material respect, allowed to expire or canceled. Each policy shall have a deductible or deductibles, if any, which are not greater than those normally maintained by Lessee for similar facilities of Lessee in the State but in no event greater than     % of the Replacement Cost of the insured property.

13.6 Increase in Limits. If either party shall at any time believe the limits of the insurance required hereunder to be either excessive or insufficient, the parties shall endeavor to agree in writing on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party reasonably selected by Lessor (or, if a Facility Mortgage then exists, by the Facility Mortgagee) and to whom Lessee shall not have made reasonable objection.

13.7 Blanket Policies and Policies Covering Multiple Locations. Notwithstanding anything to the contrary contained in this Article, Lessee’s obligations to carry the casualty insurance provided for herein may be brought within the coverage of a blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor and any Facility Mortgagee will not be reduced or diminished in any material respect from that which would exist under a separate policy meeting the requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied in all material respects.

13.8 No Separate Insurance. Lessee may, on Lessee’s own initiative or pursuant to the request or requirement of any third party, (i) take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, Lessee or (ii) increase the amounts of any then existing insurance by securing an additional policy or additional policies, but only if and to the extent such insurance would not have the effect of reducing the amounts of insurance required to be maintained by Lessee in favor of Lessor and/or any Facility Mortgagee hereunder.

ARTICLE XIV.

14.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, under any policy of insurance required to be carried hereunder shall be paid to Lessor (or a Facility Mortgage exists, to the Facility Mortgagee) and made available by Lessor to Lessee from time to time for the reasonable costs of reconstruction or repair, as the case may be and as such costs are incurred, of any damage to or destruction of the Leased Property, or any portion thereof. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be paid over to Lessor (or a Facility Mortgage exists, to the Facility Mortgagee). All salvage resulting from any risk covered by insurance shall belong to Lessor.

14.2 Insured Casualty.

14.2.1 If the Leased Property is damaged or destroyed from a risk covered by insurance carried by Lessee such that the Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall either (i) restore the Leased Property to substantially the same condition as existed immediately before such damage or destruction, or (ii) offer to acquire the Leased Property from Lessor for a purchase price equal to the Fair Market Value immediately prior to such damage or destruction. If Lessor does not accept Lessee’s offer to so purchase the Leased Property, Lessee may either withdraw such offer and proceed to restore the Leased Property to substantially the same condition as existed immediately before such damage or destruction or terminate the Lease in which event Lessor shall be entitled to retain the insurance proceeds plus receive payment from Lessee of an amount equal to any deductible or deductibles less Lessee’s interest, if any, in proceeds.

14.2.2 If the Leased Property is damaged from a risk covered by insurance carried by Lessee, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Leased Property to substantially the same condition as existed immediately before such damage. Such damage shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time after diligent efforts obtain the necessary government approvals needed to restore and operate the Facility for its Primary Intended Use, Lessee shall offer to purchase the Leased Property for a purchase price equal to the Fair Market Value immediately prior to such damage. If Lessor does not accept the same, Lessee may either withdraw such offer and proceed to restore the Leased Property to substantially the same condition as existed immediately before such damage or destruction, or terminate the Lease, in which event Lessor shall be entitled to retain the insurance proceeds.

14.2.3 If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance required to be carried hereunder plus payment received from Lessee of the amount of deductible or deductibles, Lessee shall contribute any excess amounts needed to restore the Facility. Such difference shall be paid by Lessee to Lessor together with any other insurance proceeds, for application to the cost of repair and restoration.

14.2.4 If Lessor accepts Lessee’s offer to purchase the Leased Property, this Lease shall terminate as to the Leased Property upon payment of the purchase price and Lessor shall remit to Lessee (or cause any Facility Mortgagee to remit to Lessee) all insurance proceeds pertaining to the Leased Property then held by Lessor.

14.3 Uninsured Casualty. If the Leased Property is damaged or destroyed from a risk not covered by insurance carried by Lessee, whether or not such damage or destruction renders the Leased Property Unsuitable for its Primary Intended Use, Lessee shall at its expense restore the Leased Property to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

14.4 No Abatement of Rent. This Lease shall remain in full force and effect and Lessee’s obligation to pay the Rent and all other charges required by this Lease shall remain unabated during the period required for adjusting insurance, satisfying Legal Requirements, repair and restoration.

14.5 Waiver. Lessee waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property.

ARTICLE XV.

15.1	Condemnation

15.1.1 Total Taking. If the Leased Property is totally and permanently taken by Condemnation, this Lease shall terminate as of the day before the Date of Taking.

15.1.2 Partial Taking. If a portion of the Leased Property is taken by Condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for Its Primary Intended Use, but if the Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate as of the day before the Date of Taking.

15.1.3 Restoration. If there is a partial taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 15.1.2, Lessor shall make available to Lessee the portion of the Award necessary and specifically identified for restoration of the Leased Property and Lessee shall accomplish all necessary restoration whether or not the amount provided by the condemnor for restoration is sufficient.

15.1.4 Award-Distribution. The entire Award shall belong to and be paid to Lessor (less Lessee’s interest in proceeds which shall be paid to Lessee). Lessee shall also be entitled to receive from the Award, if and to the extent such Award specifically includes any such item, loss of profits and moving expenses.

15.1.5 Temporary Taking. The taking of the use only of the Leased Property, or any part thereof, shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than 180 consecutive days. During any shorter period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Lessee.

15.1.6 Sale Under Threat of Condemnation. A sale by Lessor to any Condemnor, either under threat of Condemnation or while Condemnation proceedings are pending, shall be deemed a Condemnation for purposes of this Lease. Lessor may, without any obligation to Lessee other than pursuant to Section 15.1.4, agree to sell and/or convey to any Condemnor all or any portion of the Leased Property free from this Lease and the rights of Lessee hereunder without first requiring that any action or proceeding be instituted or pursued to judgment.

ARTICLE XVI.

16.1 Events of Default. Any one or more of the following shall constitute an “Event of Default”:

(a) Lessee fails to pay any installment of Rent when the same becomes due and payable and such failure is not cured by Lessee within a period of three (3) days after notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(b) if Lessee fails in any material respect to observe or perform any other material term, covenant or condition of this Lease and such failure is not cured by Lessee within thirty (30) days after notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to be an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(c) Lessee shall:

(i) admit in writing its inability to pay its debts generally as they become due,

(ii) file a petition in bankruptcy or a petition to take advantage as debtor of any insolvency act,

(iii) make a general assignment for the benefit of its creditors,

(iv) consent to the appointment of a receiver of itself or of the whole or substantially all of its Property, or

(v) file a petition or answer seeking reorganization or arrangement of Lessee , as applicable, under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof.

(d) Lessee shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Lessee under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof;

(e) Lessee is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or in any manner, permits the sale or divestiture of substantially all its assets;

(f) the estate or interest of Lessee in the Leased Property or any part thereof is levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or sixty (60) days after receipt by Lessee of notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(g) any of the representations or warranties made by Lessee herein proves to be untrue when made in any material respect;

(h) any proceedings instituted against Lessee by any governmental authority actually resulting in (i) the revocation of any license granted to Lessee essential for the operation of the Facility, or (ii) the decertification of the Facility from participation in the Medicare reimbursement program; and

(i) any default and acceleration of any indebtedness for money borrowed in excess of $50,000 of Lessee has occurred and is continuing.

16.2 Certain Remedies. If an Event of Default has occurred, the Lessor may terminate this Lease by giving the Lessee notice of such termination and the Term shall terminate and all rights of the Lessee under this Lease shall cease. The Lessor shall have all rights at law and in equity available to Lessor as a result of any Event of Default. The Lessee shall pay as Additional Charges all out-of-pocket costs and expenses reasonably incurred by or on behalf of the Lessor, including reasonable attorneys’ fees and expenses, as a result of any Event of Default hereunder. If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor possession of the Leased Property and any Capital Additions thereto and quit the same and Lessor may enter upon and repossess the Leased Property and any Capital Addition thereto by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any of Lessee’s Personal Property from the Leased Property and any Capital Addition thereto.

16.3 Damages. (i) The termination of this Lease; (ii) the repossession of the Leased Property and any Capital Addition thereto; (iii) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property; (iv) the reletting of all or any portion of the Leased Property; or (v) the failure or inability of Lessor to collect or receive any rentals due upon any such reletting, shall not relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any such termination occurs, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination. Thereafter, subject to mandatory provisions of applicable law:

Lessee shall forthwith pay to Lessor, at Lessor’s option, as and for liquidated and agreed current damages for an Event of Default by Lessee, either:

(A) the sum of:

(i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination,

(ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, plus

(iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided.

As used in clauses (i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the Overdue Rate. As used in clause (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus two percent (2%).

or (B) without termination of Lessee’s right to possession of the Leased Property, each installment of said Rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, together with interest at the Overdue Rate from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease.

16.4 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default which are made to Lessor rather than Lessee due to the existence of an Event of Default shall be applied to Lessee’s obligations in the order which Lessor may determine or as may be prescribed by the laws of the State.

16.5 Receiver. Upon the occurrence and during the continuance of an Event of Default, and upon commencement of proceedings to enforce the rights of Lessor hereunder, Lessor shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Lessor of the Leased Property of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

16.6 Waiver. If Lessor initiates judicial proceedings after the occurrence of an Event of Default or if this Lease is terminated by Lessor pursuant to this Article, Lessee waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

ARTICLE XVII.

17.1 Lessor’s Right to Cure Lessee’s Default. If Lessee shall fail to make any payment or to perform any act required to be made or performed hereunder, within the applicable grace period after notice by Lessor thereof, Lessor, after such consultation with Lessee as shall be reasonable under the circumstances and without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property and any Capital Addition thereto for such purpose and take all such action thereon as, in Lessor’s opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses, including reasonable attorneys’ fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand.

ARTICLE XVIII.

18.1 Purchase of the Leased Property. If Lessee purchases the Leased Property from Lessor, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee a limited warranty deed conveying good title in and to the Leased Property to Lessee free and clear of all encumbrances other than (i) those that Lessee has agreed hereunder to pay or discharge; (ii) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to; (iii) those liens and encumbrances (other than this Lease or any liens or encumbrances placed on or arising against the Leased Property by, through or under Lessor) which were in effect on the date of conveyance of the Leased Property to Lessor; and (iv) the Permitted Encumbrances. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid to Lessor or as Lessor may direct in immediately available funds. The cost of any title insurance required by Lessee in connection with such conveyance and release and recording fees and one half of any escrow fees shall be paid by Lessee. The cost of any transfer taxes and one half of any escrow fees shall be paid by Lessor.

ARTICLE XIX.

19.1 Renewal Terms. Provided that no Event of Default has occurred and is continuing, either at the date of exercise or upon the commencement of an Extended Term (as hereunder defined), then Lessee shall have the right to renew this Lease for two (2) five (5) year renewal terms (each, an “Extended Term”), upon giving written notice to Lessor of such renewal not less than three (3) months and not more than twelve (12) months prior to the expiration of the then current Term. During each Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect.

Notwithstanding anything to the contrary in this Section 19.1, Lessor, in its sole discretion, may waive the condition to Lessee’s right to renew this Lease that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, have occurred or be continuing, and the same may not be used by Lessee as a means to negate the effectiveness of any exercise of Lessee’s renewal right for such Extended Term.

ARTICLE XX.

20.1 Holding Over. If Lessee shall for any reason remain in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a month-to-month tenant during which time Lessee shall pay as Base Rent each month one-hundred twenty-five percent (125%) of the sum of monthly Base Rent applicable to the prior Lease Year, together with all Additional Charges and all other sums payable by Lessee pursuant to this Lease. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the rights granted or necessarily implied in connection with such obligations and right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

ARTICLE XXI.

21.1 Risk of Loss. The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and Persons claiming from, through or under Lessor) is assumed by Lessee, and no such event shall entitle Lessee to any abatement of Rent.

ARTICLE XXII.

22.1 General Indemnification. In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Lessor or Lessee, and without regard to the policy limits of any such insurance, Lessee shall protect, indemnify, save harmless and defend Lessor from and against claims by parties other than Lessee and its Affiliates (a “Claim”) and all liabilities, obligations, damages, penalties, and causes of action resulting from such Claims, including reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses of defending against any Claim, imposed upon or incurred by or asserted against Lessor by reason of: (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks; (ii) any use, misuse, non-use, condition, maintenance or repair by Lessee of the Leased Property; (iii) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; (iv) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by any party thereunder; (v) any claim for malpractice, negligence or misconduct committed by any Person on or working from the Leased Property; and (vi) the violation by Lessee of any Legal Requirement. Any amounts which become payable by Lessee under this Article shall be paid within ten (10) days after liability therefor is finally determined by litigation or otherwise, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its sole cost and expense, shall be entitled to contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit; provided, however, that any legal counsel selected by Lessee to defend Lessor shall be reasonably satisfactory to Lessor. All indemnification covenants are intended to apply to Claims incurred directly by the indemnified parties and their property, as well as by the indemnifying party or third party, and their property. For purposes of this Article XXII, any acts or omissions of Lessee, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Lessee or Lessor, as the case may be. It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnification obligations.

ARTICLE XXIII.

23. Transfers.

23.1 Prohibitions. Lessee shall not, without Lessor’s prior written consent, either directly or indirectly or through one or more step transactions or tiered transactions, voluntarily or by operation of law, (i) assign, convey, sell, pledge, mortgage, hypothecate or otherwise encumber, transfer or dispose of all or any part of this Lease or Lessee’s leasehold estate hereunder, (ii) sublease all or any part of the Leased Property and/or any Capital Additions or make any other occupancy arrangement with respect thereto, (iii) engage the services of any Person for the management or operation of all or any part of the Leased Property and/or any Capital Additions, (iv) dissolve, merge or consolidate Lessee into any other person, which, directly or indirectly or through one or more step transactions or tiered transactions, results in a change in control of Lessee from the Person(s) owning a majority of the interests in Lessee (or any such Related Lessee Person) immediately prior thereto, (v) sell, convey, assign, pledge, mortgage, hypothecate or otherwise encumber or transfer all or substantially all of the assets of Lessee or (vi) enter into or permit to be entered into any agreement or arrangement to do during the Term any of the foregoing (each of the aforesaid acts referred to in clauses (i) through (vi) being referred to herein as a “Transfer”).

23.2 Consent. Prior to any Transfer, Lessee shall first notify Lessor of its desire to do so and shall submit in writing to Lessor: (i) the name of the proposed sublessee, assignee, manager or other transferee; (ii) the terms and provisions of the Transfer, including any agreements in connection therewith; and (iii) such financial information as Lessor reasonably may request concerning the proposed sublessee, assignee, manager or other transferee.

23.2.1 The consent by Lessor to any Transfer shall not constitute a consent to any subsequent Transfer or to any subsequent or successive Transfer. Any purported or attempted Transfer contrary to the provisions of this Article shall be void and, at the option of Lessor, shall terminate this Lease.

23.2.2 Attornment and Related Matters. Any sublease or other occupancy arrangement shall be expressly subject and subordinate to all applicable terms and conditions of this Lease and provide that Lessor, at its option and without any obligation to do so, may at any time when an Event of Default hereunder shall have occurred and then be continuing require any sublessee or other occupant to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee, as sublessor, licensor or otherwise under such sublease or other occupancy arrangement from the time of the exercise of such option to the termination of such sublease or other occupancy arrangement and in such case Lessor shall not be liable for any prepaid rents, fees or other charges or for any prepaid security deposits paid by such sublessee or other occupant to Lessee or for any other prior defaults of Lessee under such sublease or other occupancy arrangement. In the event that Lessor shall not require such attornment with respect to any sublease or other occupancy arrangement, then such sublease or other occupancy arrangement shall automatically terminate upon the expiration or earlier termination of this Lease, including any early termination by mutual agreement of Lessor and Lessee. Further, any sublease or other occupancy arrangement or other agreement regarding a Transfer shall expressly provide that the sublessee, occupant, assignee, manager or other transferee shall furnish Lessor with such financial and operational information and information about the physical condition of the Facility, including the information required by Article XXIV, as Lessor may reasonably request from time to time.

23.3 Assignment of Lessee’s Rights Against Sublessee Under a Sublease. If Lessor shall consent to a sublease, then the written instrument of consent, executed and acknowledged by Lessor, Lessee and the sublessee thereunder, shall contain a provision substantially similar to the following:

(i) Lessee and such sublessee hereby agree that, if such sublessee shall be in default of any of its obligations under the sublease beyond any applicable grace period, which default also constitutes an Event of Default by Lessee under this Lease, then Lessor shall be permitted to avail itself of all of the rights and remedies available to Lessee against such sublessee in connection therewith.

(ii) Without limiting the generality of the foregoing, Lessor shall, provided an Event of Default shall have occurred hereunder and then be continuing, be permitted (by assignment of a cause of action or otherwise) to institute an action or proceeding against such sublessee in the name of Lessee in order to enforce Lessee’s rights under the sublease, and also shall be permitted to take all ancillary actions (e.g., serve default notices and demands) in the name of Lessee as Lessor reasonably shall determine to be necessary.

(iii) Lessee agrees to cooperate with Lessor, and to execute such documents as shall be reasonably necessary and which are requested in writing by Lessor in connection with the implementation of the foregoing rights of Lessor.

(iv) Lessee expressly acknowledges and agrees that the exercise by Lessor of any of the foregoing rights and remedies shall not constitute an election of remedies, and shall not in any way impair Lessor’s entitlement to pursue other rights and remedies directly against Lessee.

23.4 Costs. Lessee shall reimburse Lessor for Lessor’s reasonable out-of-pocket costs and expenses incurred in conjunction with the processing and documentation of any request to Transfer, including reasonable attorneys’ fees, whether or not such Transfer is actually consummated.

23.5 No Release of Lessee’s Obligations. Except in the event of a full assignment of this Lease, which is consented to by Lessor in writing (which consent may be given or withheld in the sole discretion of Lessor), no Transfer shall relieve Lessee of its obligation to pay the Rent and to perform all of the other obligations to be performed by Lessee hereunder. The liability of Lessee named herein and any immediate and remote transferee of the interest of Lessee in the

Leased Property by means of any Transfer, and the due performance of the obligations of this Lease on Lessee’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease except to the extent herein provided, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease. If any sublessee, occupant, manager or other transferee defaults beyond any applicable grace periods in any performance assumed by such sublessee of Lessee’s obligations hereunder, Lessor may proceed directly against the Lessee named herein and/or any immediate and remote successor in interest of Lessee without exhausting its remedies against such sublessee, occupant, manager or other transferee.

23.6 Transfers In Bankruptcy. In the event of a Transfer pursuant to the provisions of the Bankruptcy Code, all consideration payable or otherwise to be delivered in connection with such Transfer shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any consideration constituting Lessor’s property pursuant to the immediately preceding sentence and not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor. For purposes of this Section 23.6, the term “consideration” shall mean and included money, services, property and any other thing of value such as payment of costs, cancellation of indebtedness, discounts, rebates and the like. In the event any such consideration is other than cash, the fair market value of such consideration shall be paid or delivered to Lessor in cash.

ARTICLE XXIV.

24.1 Officer’s Certificates and Financial Statements

24.1.1 Officer’s Certificate. At any time and from time to time upon receipt of not less than ten (10) days’ prior written request by the requesting party, the requested party shall furnish to the requesting party an Officer’s Certificate certifying to the best knowledge and belief of such officer (i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect as modified and setting forth the modifications; (ii) the dates to which the Rent has been paid; (iii) whether or not, to the best knowledge of the requested party, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the requested party may have knowledge; and (iv) responses to such other questions or statements of fact as the requesting party shall reasonably request. The failure of the requested party to deliver such statement within such time shall constitute an acknowledgment by such party that (x) this Lease is unmodified and in full force and effect except as may be represented to the contrary by the requesting party; (y) the requesting party is not in default in the performance of any covenant, agreement or condition contained in this Lease; and (z) the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Article may be relied upon by the requesting party and any current or prospective Facility Mortgagee, ground or underlying lessor or purchaser or assignee of the Leased Property or by Lessee’s interest herein or in the Leased Property or any Lender of Lessee, as the case may be.

24.1.2 Financial Statements. Should Lessor reasonably request, Lessee shall provide to Lessor with reasonable promptness, such financial reports and information and data with respect to the Lessee as may from time to time be so requested.

ARTICLE XXV.

25.1 Lessor’s Right to Inspect and Show the Leased Property. Lessee shall permit Lessor and its authorized representatives, upon reasonable prior notice, during normal business hours to (i) inspect the Leased Property and any Capital Addition thereto and (ii) exhibit the same to prospective purchasers and lenders, and during the last twelve (12) months of the Term (or during the 180 day period after any notice of termination given by Lessee pursuant to Section 5.1.2), to prospective lessees or managers, in each instance during usual business hours and subject to any reasonable security, health, safety or confidentiality requirements of Lessee or any Legal Requirement or Insurance Requirement. Lessee shall cooperate with Lessor in exhibiting the Leased Property and any Capital Additions thereto to prospective purchasers, lenders, lessees and managers.

ARTICLE XXVI.

26.1 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance by Lessor of full or partial payment of Rent during the continuance of any default or Event of Default shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

ARTICLE XXVII.

27.1 Remedies Cumulative. Each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

ARTICLE XXVIII.

28.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property, or any part thereof or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

ARTICLE XXIX.

29.1 No Merger. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Leased Property.

ARTICLE XXX.

30.1 Conveyance by Lessor. If Lessor or any successor owner of the Leased Property shall convey the Leased Property other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

ARTICLE XXXI.

31.1 Quiet Enjoyment. So long as no Default or Event of Default shall have occurred and be continuing, Lessor will not, and will not permit any person claiming by, through or under Lessor to, interfere with the quiet use, possession and enjoyment of the Leased Property by Lessee.

ARTICLE XXXII.

32.1 Notices. Any notice, consent, approval, demand or other communication required or permitted to be given hereunder (a “notice”) must be in writing and may be served personally or by U.S. Mail. If served by U.S. Mail, it shall be addressed as follows:

If to Lessor:	SunLink Healthcare Professional
Property, LLC
900 Circle 75 Parkway
Suite 1120
Atlanta, GA 30339
Attention: President
Fax: (770) 933-7010

If to Lessee:	Piedmont Mountainside Hospital, Inc.

Any notice which is personally served shall be effective upon the date of service; any notice given by U.S. Mail shall be deemed effectively given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt. In addition, either party may send notices by facsimile or by a nationally recognized overnight courier service provides written proof of delivery (such as U.P.S. or Federal Express). Any notice sent by facsimile shall be effective upon confirmation of receipt in legible form, and any notice sent by a nationally recognized overnight courier shall be effective on the date of delivery to the party at its address specified above as set forth in the courier’s delivery receipt. Either party may, by notice to the other from time to time in the manner herein provided, specify a different address for notice purposes. Any default notice pursuant to Article XVI shall be in writing and state that it is a notice of default and shall expressly refer to Article XVI.

ARTICLE XXXIII.

33.1 Appraiser. If it becomes necessary to determine the Fair Market Value or Fair Market Rental for any purpose of this Lease, the same shall be determined by agreement between Lessor and Lessee or, failing such agreement, by an independent appraisal firm, in which one or more of the members, officers or principals of such firm are members of the American Institute of Real Estate Appraisers (or any successor organization thereto), as may be reasonably selected by Lessor from a list of three such appraisers furnished by Lessee (the “Appraiser”). Any such Appraiser shall be independent and impartial person and shall not be directed or influenced by Lessor or Lessee to return any particular result. Lessor shall cause such Appraiser to determine the Fair Market Value or Fair Market Rental as of the relevant date (giving effect to the impact, if any, of inflation from the date of the Appraiser’s decision to the relevant date) and the determination of such Appraiser shall be final and binding upon the parties. If the Facility had reached stabilized operations prior to the Commencement Date, to the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, an appraisal for Fair Market Value shall be made on a basis consistent with the basis on which the Leased Property was appraised for purposes of determining its fair market value at the time the Leased Property was acquired by Lessor. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay one-half of the fees and expenses of the Appraiser and one-half of all other cost and expenses incurred in connection with such appraisal.

ARTICLE XXXIV.

34.1 Lessor May Grant Liens. Without the consent of Lessee, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any ground lease, mortgage, trust deed, lien, encumbrance or title retention agreement (collectively, an “encumbrance”) upon the Leased Property and any Capital Addition thereto, or any portion thereof or interest therein. This Lease is and at all times shall be subject and subordinate to any such encumbrance which may now or hereafter affect the Leased Property and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required; provided, however, that in confirmation of such subordination, Lessee shall execute promptly any certificate or document that Lessor or any ground or underlying lessor, mortgagee or beneficiary may request for such purposes. If, in connection with obtaining financing or refinancing for the Leased Property, a Facility Mortgagee or prospective Facility Mortgagee shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Lessee shall not withhold or delay its consent thereto.

34.2 Attornment. If Lessor’s interest in the Leased Property is sold or conveyed upon the exercise of any remedy provided for in any Facility Mortgage, or otherwise by operation of law: (i) at the new owner’s option, Lessee shall attorn to and recognize the new owner as Lessee’s Lessor under this Lease or enter into a new lease substantially in the form of this Lease with the new owner and Lessee shall take such actions to confirm the foregoing within twenty (20) days after written request; and (ii) the new owner shall not be subject to any offset, abatement or reduction of rent because of any default of Lessor under this Lease occurring prior to such sale or conveyance.

34.3 SNDA. Lessor shall endeavor in good faith to obtain and deliver to Lessee a subordination non-disturbance agreement from Lessor’s current mortgagor, and from any other future lender, on such lender’s form.

ARTICLE XXXV.

35.1 Hazardous Substances. Lessee shall take commercially reasonable steps to ensure that no Hazardous Substance is placed in, on, under or about the Leased Property or incorporated in the Facility; provided, however, that Hazardous Substances may be brought, kept, used or disposed of in, on or about the Leased Property in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use or in connection with the renovation of facilities similar to the Facility and which are brought, kept, used and disposed of in strict compliance with Legal Requirements. Lessee shall take commercially reasonable steps to ensure that the Leased Property is not used as a waste disposal site or, except as permitted in the immediately preceding sentence, for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance.

35.2 Notices. Lessee shall provide to Lessor promptly, upon Lessee’s receipt thereof, a copy of any notice, or notification with respect to, (i) any violation of a Legal Requirement relating to Hazardous Substances located in, on, or under the Leased Property or any adjacent property; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened in writing with respect to the Leased Property; (iii) any claim made or threatened in writing by any Person against Lessee or the Leased Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any complaints, notices, warnings or asserted violations in respect of any Hazardous Substance in, on, under or removed from the Leased Property.

35.3 Remediation. If Lessee becomes aware of a violation of any Legal Requirement relating to any Hazardous Substance in, on, under or about the Leased Property or any adjacent property, or if Lessee, Lessor or the Leased Property becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property, Lessee shall promptly notify Lessor of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation. If Lessee fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Lessor shall after such prior written notice to Lessor as shall be reasonable under the circumstances have the right, but not the obligation, to carry out such action and to recover from Lessee, Lessor’s reasonable out-of-pocket costs and expenses, if any, incurred in connection therewith.

35.4 Indemnity. Lessee shall indemnify, defend, protect, save, hold harmless, and reimburse Lessor for, from and against any and all costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, “Environmental Costs”) (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Lessor) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, during the Term (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition by Lessee of any Hazardous Substances from, in, on or about the Leased Property (collectively, “Handling”), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property, (ii) the locating of any Hazardous Substances in, on, under or about the Leased Property and (iii) the violation of any Legal Requirements (including Environmental Laws). “Environmental Costs” include reasonable out-of- pocket costs for interest, response, compliance, removal, remedial action, containment, cleanup, investigation, damages (including any actual, consequential or punitive damages) incurred by Lessor for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney’s fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing reasonably incurred by Lessor.

35.5 Environmental Inspection. Lessor shall have the right, from time to time, and upon not less than five (5) days written notice to Lessee, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Leased Property to determine the existence or presence of Hazardous Substances on or about the Leased Property. Lessor shall have the right to enter and inspect the Leased Property, conduct any testing, sampling and analyses it reasonably deems necessary and shall have the right to inspect materials brought into the Leased Property. Lessor may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith. No such inspection (or other inspection by Lessor under any provision of this Lease or any agreement or document entered into in connection herewith) shall interfere with Lessee’s normal operations upon the Leased Property. Lessee shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Lessor conducts an environmental inspection at the termination of the Lease. The obligations set forth in this Article shall survive the expiration or earlier termination of the Lease.

ARTICLE XXXVI.

36.1 Memorandum of Lease. Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State. Lessee shall pay all the out-of-pocket costs and expenses of recording any such memorandum (excluding any Lessor’s legal fees) and shall cooperate reasonably with Lessor in removing from record any such memorandum upon the expiration or earlier termination of the Term.

ARTICLE XXXVII.

37.1 Attorneys’ Fees. If Lessor or Lessee brings an action or other proceeding against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable attorneys’ fees incurred therein. In addition to the foregoing and other provisions of this Lease that specifically require Lessee to reimburse, pay or indemnify against Lessor’s attorneys’ fees, Lessee shall pay, as Additional Charges, all of Lessor’s reasonable attorneys’ fees incurred in connection with the administration or enforcement of this Lease, including attorneys’ fees incurred in connection with the renewal of this Lease for any Extended Term, the review of any letters of credit, the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection therewith, and the collection of past due Rent.

ARTICLE XXXVIII.

38.1 Brokers. Lessee warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessee shall indemnify, protect, hold harmless and defend Lessor from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessee. Lessor warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessor shall indemnify, protect, hold harmless and defend Lessee from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessor.

ARTICLE XXXIX.

39.1	Miscellaneous

39.1.1 Survival. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities and indemnities of, Lessee or Lessor arising prior to the expiration or earlier termination of the Term shall survive such expiration or termination. In addition, all claims against, and all liabilities and indemnities hereunder of Lessee shall continue in full force and effect and in favor of the Lessor named herein and its successors and assigns, notwithstanding any conveyance of the Leased Property to Lessee.

39.1.2 Severability. If any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

39.1.3 Corporate Obligation. The obligations of Lessor hereunder are corporate obligations and Lessee agrees to look solely to the assets of Lessor for any recovery against Lessor and not to any individual officer, shareholder, employee or agent of Lessor.

39.1.4 Successors and Assigns. This Lease shall be binding upon Lessor and its successors and assigns and, subject to the provisions of Article XXIII, upon Lessee and its successors and assigns.

39.1.5 Force Majeure: Anything herein to the contrary notwithstanding, Lessee will not be liable for or be deemed to be in default under this Agreement on account of any delay in the performance of any of its obligations hereunder other than the timely payment of Rent or the timely payment of any other monetary obligation of Lessee hereunder arising out of causes such as: acts of God, war, armed hostilities, riots, fires, floods, earthquakes or serious accidents; governmental acts or failures to act affecting the Facility or the Leased Property; strikes or labor troubles causing cessation, slowdown or interruption of work; a failure of or delay in transportation; damage to the Facility or the Leased Property; or any other cause to the extent it is beyond Lessee’s control and not occasioned by Lessee’s fault or negligence.

39.1.6 Termination Date. If this Lease is terminated by Lessor or Lessee under any provision hereof, and upon the expiration of the Term (collectively, the “termination date”), the following shall pertain:

(i) Lessee shall vacate and surrender the Leased Property, and all Capital Additions to Lessor in the condition required by Article IX. Prior to such vacation and surrender, Lessee shall remove any items of Lessee’s Personal Property which Lessee desires to so remove. Lessee shall, at Lessee’s cost, repair any damage to the Leased Property and any Capital Additions caused by such vacation and/or removal of any items which Lessee is required or permitted hereunder to remove. Any items which Lessee is permitted to remove but fails to remove prior to the surrender to Lessor of the Leased Property and any Capital Additions shall be deemed abandoned by Lessee, and Lessor may retain or dispose of the same as Lessor sees fit without claim by Lessee thereto or to any proceeds thereof. If Lessor elects to remove and dispose of any such items abandoned by Lessee, the cost of such removal and disposal shall be an Additional Charge payable by Lessee to Lessor upon demand. Lessee shall pay all amounts payable by it through the termination date and any costs charged pursuant to the immediately preceding sentence, each of the parties shall bear their own costs and fees incurred (including all costs incurred in performing their respective obligations hereunder) through the termination date and from and after the termination date neither party shall have any further obligations to the other, except for those obligations set forth in this clause (i), those obligations hereunder which are intended to survive the expiration or earlier termination of this Lease and those specific obligations set forth in clause (ii) below.

(ii) Notwithstanding the provisions of clause (i), upon any such termination or expiration of this Lease, the following shall pertain:

(a) Lessee agrees to protect, indemnify, defend and hold harmless Lessor from and against any and all claims, costs, losses, expenses, damages, actions, and causes of action for which Lessee is responsible under this Lease (including Lessee’s indemnification obligations under

Articles XXII and XXXV) and which accrue or have accrued on or before the termination date. Such obligation to indemnify shall cease and be of no further force and effect as to any claims for indemnity arising with respect to events occurring after the termination of the Term and as to any matter not the subject matter of a Claim made against Lessee in writing on or prior to the first anniversary of the expiration or earlier termination of the Term.

(b) Lessee shall remain liable for the cost of all utilities used in or at the Leased Property and any Capital Additions through the termination date and accrued and unpaid, whether or not then billed, as of the termination date until full payment thereof by Lessee. Lessee shall obtain directly from the companies providing such services statements for all services rendered through the termination date and shall promptly pay the same. If any utility statement with respect to the Leased Property and any Capital Additions includes charges for a period partially prior to and partially subsequent to the termination date, such charges shall be prorated as between Lessor and Lessee, with Lessee responsible for the portion thereof (based upon a fraction the numerator of which is the number of days of service on such statement through the termination date and the denominator of which is the total number of days of service on such statement) through the termination date and Lessor shall be responsible for the balance. The party receiving any such statement which requires proration hereunder shall promptly pay such statement and the other party shall, within ten (10) days after receipt of a copy of such statement, remit to the party paying the statement any amount for which such other party is responsible hereunder.

(c) Lessee shall remain responsible for any and all Impositions imposed against the Leased Property, the Personal Property and any Capital Additions with a lien date prior to the termination date (irrespective of the date of billing therefor) and for its pro rata share of any Impositions imposed in respect of the tax-fiscal period during which the Term terminates as provided in Section 4.1.7, and Lessee shall indemnify and hold Lessor harmless with respect to any claims for such Impositions or resulting from non-payment thereof.

(d) Lessee shall execute all documents and take any actions reasonably necessary to remove this Lease and/or any memorandum hereof as a matter affecting title to the Leased Property.

39.1.7 Governing Law. THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. Lessee and Lessor each hereby (i) irrevocably submit to the jurisdiction of the State courts sitting in Cobb County, Georgia and the federal courts sitting in the State and consent to service of process in any legal proceedings arising out of, or in connection with, this Lease (or any agreement formed pursuant to the terms hereof), by any means authorized by applicable law; (ii) irrevocably waive, to the fullest extent permitted by law, any objection to which such party may now or hereinafter have to the lying or to the laying of venue of any litigation arising out of, in connection with, this Lease (or any agreement formed pursuant to the terms hereof), brought in the State courts of Cobb County, or in the United States District Court for the district in which such county is located; and (iii) irrevocably waive any claim in any litigation brought in any such court that the same has been brought in an inconvenient forum.

39.1.8 Entire Agreement. This Lease, the Exhibits hereto and such other documents as are contemplated hereunder, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties. Lessor and Lessee hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this Lease.

39.1.9 Headings. All titles and headings to sections, subsections, paragraphs or other divisions of this Lease are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto.

39.1.10 Definitions. The Definitions are hereby made a part of, and considered binding provisions of, this Lease.

39.1.11 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

39.1.12 Joint and Several. If more than one Person is the Lessee under this Lease, the liability of such Persons under this Lease shall be joint and several.

39.1.13 Interpretation. Both Lessor and Lessee have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

39.1.14 Time of Essence. Time is of the essence of this Lease and each provision hereof in which time of performance is established.

39.1.15 Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by their respective officers thereunto duly authorized and under seal.

SUNLINK HEALTHCARE
PROFESSIONAL PROPERTY, LLC

By:	(L.S.)
Its:

PIEDMONT MOUNTAINSIDE HOSPITAL, INC.

By:	(L.S.)
Its:

EXHIBIT A

Legal Description of the Land

ALL THAT TRACT or parcel of land lying and being in Land Lot 83, 11th District, 2nd Section, Gilmer County, Georgia, containing 6.66 acres as per plat recorded in Plat Book 54, Page 92, Gilmer County, Georgia Records, which plat is incorporated herein by reference.

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EXHIBIT B

Rent Escalation

Base Rate:	$8.00
Escalation:	3%

Months	Per RSF	Monthly Rent	Annual Rent
1-12	$8.00	$29,468.00	$353,616.00
13-24	$8.24	$30,352.04	$364,224.48
25-36	$8.4872	$31,262.60	$375,151.21
37-48	$8.7418	$32,200.48	$386,405.75
49-60	$9.0040	$33,166.49	$397,997.92
61-72	$9.2741	$34,161.49	$409,937.86
73-84	$9.5523	$35,186.33	$422,236.00
85-96	$9.8389	$36,241.92	$434,903.08
97-108	$10.1341	$37,329.18	$447,950.17
109-120	$10.4381	$38,449.06	$461,388.67

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